Exhibit 4(f)(1)

$720,000,000

NorthWestern Corporation

$250,000,000 7 7/8% Notes due March 15, 2007

$470,000,000 8 3/4% Notes due March 15, 2012

PURCHASE AGREEMENT

March 8, 2002

CREDIT SUISSE FIRST BOSTON CORPORATION

BARCLAYS CAPITAL INC.

MORGAN STANLEY & CO. INCORPORATED

As Representatives of the Several Purchasers

c/o Credit Suisse First Boston Corporation,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1.             Introductory.  NorthWestern Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the “Purchasers”) U.S.$250,000,000  aggregate principal amount of its 7 7/8%  Notes due March 15, 2007 and U.S.$470,000,000 aggregate principal amount of its 8 3/4% Notes due March 15, 2012 (collectively, “Offered Securities”).  The Securities Act of 1933, as amended, is herein referred to as the “Securities Act”.

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement of even date herewith among the Company and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company agrees to file a registration statement with the Securities Exchange Commission (the “Commission”) registering the resale of the Offered Securities under the Securities Act.

The Company hereby agrees with the several Purchasers as follows:

2.             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Purchasers that:

(a)           A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company.  Such preliminary offering circular (the “Preliminary Offering Circular”) and offering circular (the “Offering Circular”), as supplemented as of the date of this Agreement and any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the “Offering Document”.  On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation (“CSFBC”) specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.  Except as disclosed in the Offering Document on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which are incorporated by reference into the Offering Document and have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), when filed with the Commission did not or will not include any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.  The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(b)           The accountants who certified the financial statements and supporting schedules included in the Offering Document are independent public accountants as required by the Securities Act and the related published rules and regulations thereunder (“Rules and Regulations”).

(c)           The financial statements included in the Offering Document, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis (except that the unaudited financial statements may be subject to normal year-end adjustments) throughout the periods involved; and the assumptions used in preparing the pro forma financial statements included in the Offering Document are reasonable, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.  The selected financial data included in the Offering Document present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Document.

(d)           Since the date of the latest audited financial statements included in the Offering Document, (A) except as disclosed in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, (B) except as disclosed in the Offering Document, there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except as disclosed in, or contemplated by, the Offering Document, except for dividends on the 4½% Series and the 6½% Series of preferred stock and regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(e)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority and franchises to own or lease and operate its properties and to conduct its business as described in the Offering Document and to enter into and perform its obligations under this Agreement; and the Company is authorized as a domesticated foreign corporation to transact business, and is in good standing in the State of Nebraska, and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(f)            Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company and each of Expanets, Inc., Blue Dot Services, Inc., NorthWestern Growth Corporation, CornerStone Propane Partners, L.P. and The Montana Power, L.L.C. (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, limited liability company or a limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, has power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Offering Document and is duly qualified as a foreign corporation, limited liability company or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Offering Document or would not, individually or in the aggregate, result in a Material Adverse Effect, all of the issued and outstanding shares of capital stock, limited liability company interests or partnership interests, as the case may be, of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and all of the capital stock, limited liability company interests or partnership interests, as the case may be, of each Subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock, limited liability company interests or limited partnership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.  The only subsidiaries of the Company are the subsidiaries listed on Schedule B hereto.

(g)           The Indenture between the Company and JP Morgan Chase (as successor to The Chase Manhattan Bank), as trustee (the “Trustee”), dated as of November 1, 1998, as amended and as to be amended by a supplemental indenture to be dated March 13, 2002 (together, the “Indenture”), has been duly authorized by the Company and, when duly executed and delivered by the Company and assuming the due authorization, execution and delivery of the Indenture by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing, and except that rights to indemnification thereunder may be limited by federal or state securities laws or public policy thereto.

(h)           The Offered Securities have been duly authorized by the Company, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement on the Closing Date (as defined below), the Offered Securities will conform to the description thereof contained in the Offering Document and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing, and except that rights to indemnification thereunder may be limited by federal or state securities laws or public policy thereto.

(i)            This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company.

(j)            The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Document in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Offering Document or pursuant to the exercise of convertible securities or options or the exchange of securities referred to in, or contemplated by, the Offering Document).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(k)           The execution, delivery and performance of the Indenture, this Agreement, the Registration Rights Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, except, in the case of (i) and (ii) above, for breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(l)            No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which would have a Material Adverse Effect.

(m)          Other than as disclosed in the Offering Document, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement, the Registration Rights Agreement or any other document governing the sale of the Offered Securities; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Offering Document, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(n)           The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them except in cases in which the failure to own or possess such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement, conflict, invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

(o)           No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company except such as have been already obtained or as may be required under state securities laws and except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective.

(p)           The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them as described in the Offering Document, except where the failure to have such Governmental Licenses would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, would result in a Material Adverse Effect.

(q)           The Company and its subsidiaries have good and marketable title to all material real property owned by the Company and its subsidiaries and good title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind (a) except such as are described in the Offering Document, (b) except for mortgages, pledges, liens, security interests, claims, restrictions or encumbrances granted under debt agreements identified in the Offering Document and (c) except such as would not, individually or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Document, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(r)            The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and the Company, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be required to be so registered under the Investment Company Act.

(s)           Except as described in the Offering Document and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(t)            The Federal Energy Regulatory Commission (“FERC”) has issued an appropriate order or orders with respect to the issuance and sale of the Offered Securities in accordance with this Agreement (the “FERC Order”); the FERC Order is in full force and effect; and the issuance of the Offered Securities are in conformity with the terms of the FERC Order.

(u)           Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Purchasers or to counsel for the Purchasers in connection with this Agreement shall be deemed a representation and warranty by the Company, to the Purchasers as to the matters covered thereby.

(v)           No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(w)          Subject to the accuracy of the representations and warranties and the due performance of the agreements of the Purchasers in Section 4 of this Agreement (including, without limitation,  the transfer restrictions referred to therein), the offer, sale and delivery of the Offered Securities to the Purchasers in the manner contemplated by this Agreement and the Offering Document and the initial resale of the Offered Securities by the Purchasers in the manner contemplated in the Offering Document and this Agreement, do not require registration under the Securities Act, and the Indenture does not require qualification under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(x)            Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the  Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.  The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S in connection with the offering of the Offered Securities outside the United States.  The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the  Offered Securities except for this Agreement.

(y)           The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(z)            The Company is entitled to exemption from the United States Public Utility Holding Company Act of 1935, as amended, provided by Section 3(a)(3) thereof.

3.             Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, (i) at a purchase price of 99.346% of the principal amount thereof plus accrued interest from March 13, 2002 to the Closing Date (as hereinafter defined), $250,000,000 aggregate principal amount of 7 7/8% Notes due March 15, 2007 and (ii) at a purchase price of 99.191% of the principal amount thereof plus accrued interest from March 13, 2002 to the Closing Date $470,000,000 aggregate principal amount of 8 3/4% Notes due March 15, 2012.

The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for the Depositary Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document.  Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by official checks or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company at the office of Dewey Ballantine LLP at 10:00 a.m. (New York time), on March 13, 2002, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the “Closing Date” against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.  The Global Securities will be made available for checking at the above office of Paul, Hastings, Janofsky & Walker LLP at least 24 hours prior to the Closing Date.

4.             Representations by Purchasers; Resale by Purchasers.  (a)   Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)           Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.  Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act (“Rule 144A”).  Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.

(c)           Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the  Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers, or with the prior written consent of the Company.

(d)           Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the  Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e)           Each Purchaser severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of the issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

5.             Certain Agreements of the Company.  The Company agrees with the several Purchasers that:

(a)           The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC’s consent, which consent shall not be unreasonably withheld or delayed.  If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission.  Neither CSFBC’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b)           The Company will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests, and the Company will furnish to CSFBC on or prior to the Closing Date, one copy of the Offering Document acknowledged by a duly authorized officer of the Company, one of which will include a photocopy of the independent accountants’ reports therein manually signed by such independent accountants.  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities.  The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c)           The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC reasonably designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or subject itself to taxation in respect of doing business.

(d)           During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(e)           During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the  Offered Securities  that have been reacquired by any of them.

(f)            During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(g)           The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture, and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) for any expenses (including reasonable fees and disbursements of counsel for the Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC reasonably designates and the printing of memoranda relating thereto; (v) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vi) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers.  The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

(h)           In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the  Offered Securities.

(i)            The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC for a period beginning at the date of this Agreement and ending on the Closing Date.

6.             Conditions of the Obligation of the Purchasers.  The obligation of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made in certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           The Purchasers shall have received a letter, dated the date of this Agreement, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Securities Act and the related published rules and regulations thereunder (“Rules and Regulations”) and to the effect that:

(i)            in their opinion the financial statements examined by them and included in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

(ii)           they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Document and in the Exchange Act Reports;

(iii)          on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)          the unaudited financial statements included in the Offering Document or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

(B)           at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Offering Document or the Exchange Act Reports; or

(C)           for the period from the closing date of the latest income statement included in the in the Offering Document or the Exchange Act Reports to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in consolidated operating revenues, net operating income, consolidated net income or in the ratio of earnings to fixed charges;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the in the Offering Document or the Exchange Act Reports disclose have occurred or may occur or which are described in such letter;

(iv)          (A)          they have read the pro forma financial statements and other pro forma financial information included in the Offering Document and the Exchange Act Reports (collectively, the “Pro Forma Information”);

(B)           they have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for the pro forma adjustments;

(C)           they have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Information and whether the Pro Forma Information complies as to form in all material respects with the accounting requirements of the Securities Act and the related published Rules and Regulations; and

(D)          on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Information included in the Offering Document does not comply as to form in all material respects with the accounting requirements of the Securities Act and the related published Rules and Regulations or has not been properly compiled and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

(v)           they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

(b)           The Purchasers shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP, accountants to The Montana Power Company Utility, confirming that they are independent public accountants within the meaning of the Securities Act and the related published Rules and Regulations and to the effect that:

(i)            in their opinion the financial statements examined by them and included in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

(ii)           they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Document and in the Exchange Act Reports;

(iii)          on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of The Montana Power Company Utility, inquiries of officials of The Montana Power Company Utility who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)          the financial statements included in the Offering Document or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

(B)           at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of The Montana Power Company Utility and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Offering Document or the Exchange Act Reports; or

(C)           for the period from the closing date of the latest income statement included in the in the Offering Document or the Exchange Act Reports to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in consolidated operating revenues, net operating income consolidated net income or in the ratio of earnings to fixed charges;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which in the Offering Document or the Exchange Act Reports disclose have occurred or may occur or which are described in such letter; and

(iv)          they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

(c)           Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(d)           As of the Closing Date, the Purchasers shall have received an opinion, dated the Closing Date, of Paul, Hastings, Janofsky & Walker LLP, special counsel for the Company (subject to customary qualifications and exceptions) that:

(i)            Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

(ii)           The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(iii)          The Notes have been duly authorized and executed by the Company and, when the Notes have been duly authenticated by the Trustee in accordance with the Indenture and delivered against payment of the purchase price in accordance with the Indenture and the Purchase Agreement, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

(iv)          The statements set forth in the final Offering Document under the captions “Description of Notes” and “Certain United States Federal Income Tax Considerations” insofar as they purport to constitute a summary of matters of law and legal matters or the documents referred to therein, are correct summaries in all material respects.

(v)           The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Indenture and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or lapse of time or both, (a) violate or result in the violation of the Certificate of Incorporation or By-Laws of the Company existing on the Closing Date or (b) violate or result in the violation of any applicable law, statute, rule, regulation, judgment, writ, order or decree known to it of either the federal or New York government or any government instrumentality thereof existing on the Closing Date and having jurisdiction over the Company or any of its properties or assets of which it is aware (other than state securities or blue sky laws (as to which it expresses no opinion) and other than federal securities laws (as to which it expresses no opinion in this paragraph).

(vi)          The FERC has issued appropriate authorization with respect to the issuance of the Offered Securities in accordance with the Indenture; to its knowledge, after due inquiry, such authorizations are in full force and effect and the issuance of the Offered Securities are in conformity with the terms of such authorizations and no other authorization, order, approval or consent or other action by or filing with any New York or federal governmental authority or agency or, to its knowledge, any New York or federal court, not already obtained, is legally required for the issuance and sale of the Notes as contemplated by this Agreement, except as may be required under state securities or blue sky laws (as to which it expresses no opinion) and other than federal securities laws (as to which it expresses no opinion in this paragraph).

(vii)         The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Offering Document will not be, required to be registered under the Investment Company Act of 1940, as amended.

(viii)        Assuming that the respective representations and warranties of the Company and the Purchasers contained herein are true and correct, and assuming compliance by the Company and the Purchasers with their respective covenants set forth herein it is not necessary in connection with (i) the offer, sale and delivery of the Notes by the Company to the several Purchasers pursuant to this Agreement or (ii) the resales of the Notes by the several purchasers in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act; it being understood that no opinion is expressed as to any subsequent resale of any of the Notes.

Such counsel shall also state that it has participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Purchasers and representatives of counsel for the Purchasers, at which conferences the contents of the Offering Document and related matters were discussed and, although it has reviewed the documents incorporated by reference in the Offering Document, it did not participate in their preparation and, although it did not undertake to determine or verify independently and, therefore, is not passing upon and does not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Offering Document (except to the extent specified in paragraph (iv) above), no facts have come to its attention that have caused it to believe that, the final Offering Document, including the documents incorporated by reference therein, as of the date of this Agreement and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that it expresses no view with respect to the financial statements, notes and schedules thereto or the other financial, accounting and statistical data derived from the internal financial records of the Company included or incorporated by reference therein or omitted therefrom).

(e)           As of the Closing Date, the Purchasers shall have received an opinion, dated the Closing Date, of Alan D. Dietrich, Esq., Vice President Legal Administration of the Company (subject to customary qualifications and exceptions) that:

(i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware.

(ii)           The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the final Offering Document and to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Indenture.

(iii)          The Company is authorized as a domesticated foreign corporation to transact business, and is in good standing, in the State of Nebraska and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(iv)          The authorized, issued and outstanding capital stock of the Company is as set forth in the final Offering Document in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the final Offering Document or pursuant to the exercise of convertible securities or options or the exchange of securities referred to in, or contemplated by, the final Offering Document).

(v)           Each Subsidiary has been duly organized or formed and is validly existing as a corporation, limited liability company or a limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, has power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the final Offering Document and is duly qualified as a foreign corporation, limited liability company or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(vi)          Except as otherwise disclosed in the final Offering Document or would not result in a Material Adverse Effect, all of the issued and outstanding shares of capital stock, limited liability company interests or partnership interests, as the case may be, of each Subsidiary, have been duly authorized and validly issued, are fully paid and non-assessable and, based solely on a review of the limited liability company agreement of The Montana Power, L.L.C., limited partnership agreement of CornerStone, the stock ledger of each of the other Subsidiaries and the officers certificates of the Company, to his knowledge, all of the capital stock, limited liability company interests or limited partnership interests, as the case may be, of each Subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the outstanding shares of capital stock, limited liability company interests or partnership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

(vii)         The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Indenture and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or lapse of time or both, (i) violate or result in the violation of the Certificate of Incorporation or By-Laws of any subsidiary of the Company existing on the date hereof or (ii) result in a breach or violation of, or constitute a default under, (i) any material agreement or instrument, known to him, to which the Company or any Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject (except for such violations, breaches or defaults that would not have a Material Adverse Effect).

(viii)        The FERC has issued appropriate authorizations with respect to the issuance of the Offered Securities in accordance with the Indenture; to his knowledge, after due inquiry, such authorizations are in full force and effect and the issuance of the Offered Securities are in conformity with the terms of such authorizations; and no other authorization, order, approval or consent, or other action by or filing with any South Dakota, Nebraska or federal governmental authority or agency or, to his knowledge, any South Dakota, Nebraska or federal court, not already obtained, is legally required for the issuance and sale of the Offered Securities as contemplated by this Agreement, except such as may be required under the Securities Act, the Exchange Act or the Trust Indenture Act and the rules and regulations thereunder and state securities or blue sky laws (as to which he expresses no opinion).

(ix)           Except as disclosed in the final Offering Document, to his knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would result in a Material Adverse Effect, or which would materially and adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement, the Indenture or any other document governing the sale of the Offered Securities.

(x)            The documents incorporated by reference in the final Offering Document (except for the financial statements, notes and schedules thereto and the other financial, accounting and statistical data derived from the internal financial records of the Company included or incorporated by reference therein or omitted therefrom, as to which it is understood he expresses no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

Such counsel shall also state that he has participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Purchasers and representatives of counsel for the Purchasers, at which conferences the contents of the Offering Document and related matters were discussed and, although he did not undertake to determine or verify independently and, therefore, is not passing upon and does not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Offering Document (except to the extent specified in paragraph (xii) above), no facts have come to his attention that has caused him to believe that the final Offering Document (including the documents incorporated by reference therein), or any amendment or supplement thereto, or any Exchange Act Report, as of the date of this Agreement and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that he expresses no view with respect to the financial statements, notes and schedules thereto and the other financial, accounting and statistical data derived from the internal financial records of the Company included or incorporated by reference therein or omitted therefrom).

(f)            The Purchasers shall have received from Dewey Ballantine LLP, special counsel for the Purchasers, such opinion, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the final Offering Document and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

(g)           The Purchasers shall have received a certificate, dated as of the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements included in the Offering Document or the Exchange Act Reports there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the in the Offering Document or as described in such certificate.

(h)           The Purchasers shall have received a letter, dated as of the Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(i)            The Purchasers shall have received a letter, dated as of the Closing Date, of PricewaterhouseCoopers LLP, accountants to The Montana Power Company Utility, which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request.  CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of the Closing Date or otherwise.

7.             Indemnification and Contribution.  (a)  The Company will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary offering circular the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Offering Document (exclusive of any material included therein but not attached thereto) if the Company had previously furnished copies thereof to such Purchaser in accordance with its obligations set forth herein.

(b)           Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the third paragraph, the fifth paragraph, the second and third sentences in the eighth paragraph, and the tenth paragraph under the caption “Plan of Distribution” in the Offering Document; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c)           Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above to the extent it is not materially prejudiced as a result thereof.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the  Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear on the total discounts and commissions received by the Purchasers from the Company under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)           The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

8.             Default of Purchasers.  If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting

Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase.  If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9.  As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section.  Nothing herein will relieve a defaulting Purchaser from liability for its default.

9.             Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect.  If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(c), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10.           Notices.  All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or faxed and confirmed to the Purchasers c/o Credit Suisse First Boston Corporation, 11 Madison Avenue, New York, N.Y. 10010-3629, Attention:  Transactions Advisory Group (fax:  212-325-4296), or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 125 S. Dakota Avenue, Suite 1100, Sioux Falls, South Dakota, 57104, Attention:  Eric R. Jacobsen (fax:  605-978-2910), with a copy to Paul, Hastings, Janofsky & Walker LLP, 55 Second Street, 24th Floor, San Francisco, CA 94105-3441, Attention:  Thomas R. Pollock (fax:  415-856-7100); provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Purchaser.

11.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

12.           Representation of Purchasers.  CSFBC will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by CSFBC will be binding upon all the Purchasers.

13.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.           Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

Northwestern Corporation

		By	/s/ Kipp D. Orme
Kipp D. Orme
VP — Finance and CFO

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse First Boston Corporation
Barclays Inc.
Morgan Stanley & Co. Incorporated

Acting on behalf of themselves and as the Representatives of the several Purchasers

By Credit Suisse First Boston Corporation

By	/s/ Jamie Welch
Jamie Welch
Managing Director

SCHEDULE A

Manager	Principal Amount of Offered Securities
	7 7/8% Notes Principal Amount	8 3/4% Notes Principal Amount
Credit Suisse First Boston Corporation	$62,500,000	$117,500,000
Barclays Capital, Inc.	62,500,000	117,500,000
Morgan Stanley & Co. Incorporated	62,500,000	117,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	25,000,000	47,000,000
ABN AMRO Incorporated	12,500,000	23,500,000
Bear, Stearns & Co. Inc.	12,500,000	23,500,000
CIBC World Markets Corp.	12,500,000	23,500,000

Total	$250,000,000	$470,000,000

A-1

SCHEDULE B

List of subsidiaries

NorthWestern Growth Corporation

NorthWestern Capital Corporation

NorthWestern Services Group, Inc.

NorthWestern Energy Corporation

NorthWestern Services Corporation

NorthWestern Networks, Inc.

NorthWestern Systems, Inc.

NorCom Advanced Technologies, Inc.

Nekota Resources, Inc.

Grant, Inc.

LNSI, Inc.

Coast Energy Capital Corporation

Cornerstone Propane GP, Inc.

SYN INC.

Claremont Gas Corporation

Expanets, Inc.

Expanets of North America LLC

Expanets of Hawaii, Inc.

Expanets of Indiana, Inc.

Expanets of Indiana, LLC

Expanets of Arizona, Inc.

Expanets of Atlanta, Inc.

Expanets of California, Inc.

Expanets of Lancaster, Inc.

Expanets of Mississippi, Inc.

Expanets of Nebraska, Inc.

Expanets of New York, Inc.

Eagle, An Expanets Company, Inc.

Expanets of Oklahoma, Inc.

Expanets of Pacific Northwest, Inc.

Expanets of San Antonio, Inc.

Expanets of Tennessee, Inc.

Blue Dot Services Inc.

A.J. Perri, Inc.

A.S.I. Hastings, Inc.

Air Assurance Co.

Air Conditioning by Luquire, Inc.

Air Design, Inc.

Air Specialist Heating and Air Conditioning Company, Inc.

Anytime Plumbing, Inc.

ATM Acquisition Corp.

Blue Dot Plumbing Services of New Jersey, LLC

Blue Dot Capital Corporation

Blue Dot Capital Partners LLC

Blue Dot Licensing, Inc.

Blue Dot of Florida, Inc.

Blue Dot Properties, Inc.

Blue Dot Services Company of Florida

Blue Dot Services Company of Georgia

Blue Dot Services Company of Illinois

Blue Dot Services Company of Kansas

Blue Dot Services Company of Michigan

Blue Dot Services Company of Ohio

Blue Dot Services Company of Washington

Blue Dot Services of West Trenton (NJ), Inc.

Brody Heating, Air Conditioning & Electrical Contractors, Inc.

Burton Plumbing Services, Inc.

Calvert-Jones Co., Inc.

CECS Acquisition Corp.

Columbus/Worthington Heating and Air Conditioning Company, Inc.

Comfort Air Systems, Inc.

Conditioned Air Associates, Inc.

Controlling Systems, Inc.

Dauenhauer & Son Plumbing and Piping Co., Inc.

Dependable Graham Air Conditioning, Inc.

Donahue Heating & Air Conditioning, Inc.

Enviro-Air, Inc.

Environmental Conditioning, Inc.

Environmental Services of Charlotte, Inc.

Environmental Systems and Controls, Inc.

Environmental Techniques Corporation

Fast Water Heater Company

AHAC Acquisition Corp.

Haslett Heating & Cooling, Inc.

Hill Heating & Air Conditioning, Inc.

Horizon Home Services, Inc.

Huck Heating and Air Conditioning, Inc.

Ideal Service Company, Inc.

John’s Sewer & Pipe Cleaning, Inc.

Lindstrom Air Conditioning, Inc.

Master Controls & Service Company, Inc.

Metro-Tech Service Co.

NRS Acquisition Corp.

PAL Acquisition Corp.

Poudre Valley Air, Inc.

Residential Services of Indiana, Inc.

Ridge Heating, Air Conditioning & Plumbing, Inc.

Standard Heating & Air Conditioning Co.

Tri-County Associates, Inc.

Wagner Mechanical Inc.

WSI Acquisition Corp.

STO Acquisition Corp.

Steve Stone Air Conditioning, Heating & Plumbing, Inc.

NorthWestern Energy Development, LLC

NorthWestern Generation I, LLC

NorthWestern Montana First Megawatts, LLC

NorthWestern Energy Marketing, LLC

Montana Megawatts I, LLC

NorthWestern Capital Partners, LLC

NorthWestern Capital Ventures, LLC

Cornerstone Propane Partners, LP

Cornerstone Propane, LP

Cornerstone Sales & Service Corporation

Cornerstone Holding Corporation

Coast Energy Global Services, Inc.

Propane Continental, Inc.

Flame, Inc.

Coast Energy Canada, Inc.

NSJV, LLC

TankSat Solutions, Inc.

The Montana Power, LLC

Discovery Energy Solutions, Inc.

One Call Locators, Ltd.

Montana Power Services Company

Colstrip Community Services Company

Canadian-Montana Pipe Line Company

Risk Partners Assurance, Ltd.